
blüm

Executive Summary:
Blüm Holdings – First Half 2025 Executive Summary

(Three-Year CEO Anniversary Edition)

Revenue up 3% for 1H, revenue up 55% sequentially in Q2, SG&A down 53% for 1H - building a scalable model.

August 29, 2025

When I assumed the role of interim CEO in August 2022, the Company was in survival mode, faced with declining revenue, heavy debt, litigation exposure, and the weight of federal tax laws (specifically IRC Section 280E). In January 2024, Blum Holdings, Inc. (OTCQB: BLMH) ("Blüm" or the "Company") completed a corporate reorganization in which Unrivaled Brands, Inc. became its wholly owned subsidiary, marking the formal conclusion of a two-year financial and operational restructuring that stabilized the business and set the stage for disciplined growth. Today, three years later, Blüm is on a different path. We cut operating expenses by more than two-thirds, exited underperforming assets, and have begun rebuilding trust with investors and partners. Most importantly, we've proven that growth is possible. We're focused on disciplined growth: expanding revenue, holding costs steady, adding new locations without overextending capital, and positioning ourselves for meaningful upside if federal cannabis scheduling and tax laws change.

The first half of 2025 marks the close of the turnaround phase and the start of a new chapter. We have stabilized costs, added new retail locations in key California markets, and are reigniting our brands. Most importantly, we've shown that growth can be achieved without overextending capital.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company's expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company's reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

The following discussion should be read in conjunction with our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 13, 2025, and our Quarterly Reports on Form 10-Q as filed with the SEC on August 13, 2025, May 14, 2025 and August 14, 2024. This information should not be viewed as a substitute for our full annual or quarterly financial statements prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Accordingly, you should not place undue reliance on this data. The financial data has been prepared by, and is the responsibility of, our management, and has not been audited or reviewed by our independent registered public accounting firm.

References in this document to "we," "us," "our," "the Company," or "Blüm" are intended to mean Blum Holdings, Inc., individually, or as the context requires, collectively with its subsidiaries on a consolidated basis.

Key Achievements, Milestones and Financial Performance Summary

Financial Trends Q2 2025 vs Q1 2025 and Q2 2025 vs Q2 2024

Unless otherwise indicated, all references to "Q1 2025" refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the Securities and Exchange Commission on May 14, 2025, and "Q2" refer to the three-month periods ending June 30.

Metric	Q2 2025	Q1 2025	Q2 2024	Seq. Change	Y/Y Change
Revenue	$3.48M	$2.24M	$3.80M	+55%	-8%
Gross Profit	$1.69M	$1.19M	$1.59M	+42%	+6%
Gross Margin %	48.6%	53.2%	41.9%	-4.6 pts	+6.6 pts
Operating Expenses	$2.50M	$2.49M	$8.01M	Flat	-69%
Net Income (Loss) – Continuing Ops	($1.89M)	($0.56M)	$7.27M*	235%	-126%
Adjusted EBITDA (Loss) (Non-GAAP)	($0.62M)	($0.42M)	($3.72M)	48%	-83%
Total Assets	$39.39M	$23.77M	$38.25M	+$15.63M	+$1.14M
Total Liabilities	$45.95M	$29.03M	$62.06M	+$16.92M	-$16.10M

* Q2 2024 net income included one-time gains from the sale of Blüm Santa Ana.

Financial Performance Trend Analysis

The Company's financial performance for the first half of 2025 reflects significant sequential and year-over-year improvement, driven by strong revenue growth, expanding gross margins, and disciplined expense management. Revenue in Q1 2025 was $2.24 million, increasing to $3.48 million in Q2 2025, representing 55% sequential growth. On a year-over-year basis, Q2 2025 revenue of $3.48 million compares to $3.80 million in Q2 2024, a decline of 8%. For the first half of 2025, revenue totaled $5.72 million, compared to $5.57 million in the first half of 2024, reflecting 3% growth.

Gross margin percentage was 53.2% in Q1 2025 and 48.6% in Q2 2025, compared to 41.9% in Q2 2024. While margins dipped modestly sequentially in Q2 2025 due to temporary inventory build and promotional pricing related to new store openings, they remain significantly above prior-year levels.

Operating expenses remained steady at approximately $2.50 million per quarter in the first half of 2025, underscoring continued discipline in cost management despite 55% sequential revenue growth. As a percentage of revenue, operating expenses declined to 72% in Q2 2025 from 111% in Q1 2025, and from 211% in Q2 2024, reflecting restructuring benefits, leaner overhead, and reduced litigation costs.

Net loss from continuing operations was $2.45 million for the first half of 2025, with Q2 2025 showing a loss of $1.89 million compared to $0.56 million in Q1 2025, while Q2 2024 showing income of $7.27 million (which included one-time gains from the sale of Blüm Santa Ana). Adjusted EBITDA loss improved significantly, narrowing to $1.04 million in the first half of 2025 compared to $6.98 million in the first half of 2024.

Blüm's financial performance in the first half of 2025 reflects the completion of its turnaround and the transition into a disciplined growth phase. The Company delivered 3% revenue growth compared to the first half of 2024, while substantially improving operating expenses and Adjusted EBITDA. Sequentially, revenue grew sharply from Q1 to Q2 as contributions from a newly added Santa Clara County retail location began to flow through results. Year-over-year comparisons show margin expansion, a leaner cost base, and significant progress toward long-term profitability.

The tables below outline the Company's performance trends for the periods ended June 30, 2025, compared to Q1 2025 and the same period in 2024. All amounts are derived from the Company's Quarterly Reports on Form 10-Q as filed with the SEC.

For the Quarters Ended

($ in '000s)	**Q2 2025**	**Q1 2025**	**Q2 2024**
Net Income (Loss)	$ (1,887)	$ (564)	$ 23,364
Less: Net Income from Discontinued Operations, Net	-	-	(16,232)
Add (Deduct) Impact of:			
Interest Expense	325	232	750
Provision for Income Tax Expense	331	247	262
Depreciation Expense	95	87	224
Amortization of Intangible Assets	92	55	33
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	**$ (1,044)**	**$ 57**	**$ 8,401**
Non-GAAP Adjustments:			
Stock-based Compensation Expense	-	39	316
Impairment of Assets	-	-	1,709
Unrealized Loss on Investments	-	-	770
Loss on Disposal of Assets	-	-	134
Change in Fair Value of Derivative Liability	247	(516)	130
Loss (Gain) on Extinguishment of Debt	174	-	(15,182)
Adjusted EBITDA Loss (Non-GAAP)	**$ (623)**	**$ (420)**	**$ (3,722)**

For the Six Months Ended June 30

Metric	1H 2024	1H 2025	Change
Revenue	$5.57M	$5.72M	+3%
Gross Profit	$2.39M	$2.88M	+21%
Gross Margin %	42.9%	50.4%	+7.5 pts
Operating Expenses	$12.39M	$4.99M	-60%
Net Income (Loss) – Continuing Ops	$3.76M*	($2.45M)	-165%
Adjusted EBITDA (Loss) (Non-GAAP)	($6.98M)	($1.04M)	-85%

* 1H 2024 included significant one-time gains related to the sale of Blüm Santa Ana.

Commentary

- **Sequential performance (Q1 2025 vs. Q2 2025):** Revenue grew 55% with the addition of the Santa Clara County store, while operating expenses held flat, demonstrating operating leverage. Gross margin dipped slightly due to initial inventory build and promotions but remained stronger than the prior year.
- **Year-over-year (Q2 2025 vs. Q2 2024):** Revenue was lower due to not consolidating the Northern California stores until May 2024, but margins expanded 6.6 points, and operating expenses were reduced by 69%. This reflects a business model that is leaner and more efficient.
- **First half (1H 2025 vs. 1H 2024):** Revenue rose 3%, and Adjusted EBITDA losses improved by 85%. This underscores the success of restructuring efforts and the pivot from short-term survival to long-term sustainable growth.

Revenue and Gross Profit Margin Trends

Unless otherwise indicated, all references to "Q1 2025" refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the Securities and Exchange Commission on May 14, 2025, and "Q2" refer to the three-month periods ending June 30.

Throughout the first half of 2025, Blüm demonstrated the operating leverage that has resulted from its restructuring efforts. Revenue grew 3% year-over-year compared to the first half of 2024, while gross margins expanded by 7.5 percentage points. Sequentially, revenue increased 55% between Q1 and Q2 2025, driven by the mid-quarter addition of a Santa Clara County retail location.

Gross margin percentage for Q2 2025 was 48.6%, compared to 53.2% in Q1 2025 and 41.9% in Q2 2024. The slight sequential decline reflected initial inventory build and promotional pricing associated with the ramp-up of new stores, while the year-over-year increase highlights stronger product mix and pricing discipline.

On a half-year basis, gross profit increased to $2.88 million in 1H 2025 from $2.39 million in 1H 2024, with margin percentages improving from 42.9% to 50.4%. These gains underscore the effectiveness of the Company's focus on higher-margin products, disciplined purchasing, and tighter cost controls.

The table below summarizes revenue and gross profit margin trends:

Period	Revenue	Gross Profit	Gross Margin %	Commentary
Q1 2025	$2.24M	$1.19M	53.2%	Stable expense base, before new store contributions.
Q2 2025	$3.48M	$1.69M	48.6%	Sequential revenue growth of 55% from Santa Clara County store; margins dipped slightly due to promotions.
Q2 2024	$3.80M	$1.59M	41.9%	Higher revenue base from retail assets later divested at year-end, but lower margins, and consolidation of Northern California stores in May 2024.
1H 2025	$5.72M	$2.88M	50.4%	Revenue up 3%, gross profit increased by 20% vs. 1H 2024.
1H 2024	$5.57M	$2.39M	42.9%	Legacy operations pre-growth acquisitions.

Commentary

- **Sequential (Q1 2025 vs. Q2 2025):** Revenue up 55% on new store contribution, operating expenses held flat.
- **Year-over-Year (Q2 2025 vs. Q2 2024):** Revenue slightly lower because the Northern California stores were not consolidated until May 2024, but margin percentages improved by 6.6 points and gross profit dollars increased.
- **Half-Year (1H 2025 vs. 1H 2024):** Revenue grew 3%, gross profit increased by 20%, and margin percentages expanded by over 7 points, a clear signal of improved operational efficiency.

SG&A Reduction Trend

Unless otherwise indicated, all references to "Q1 2025" refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the Securities and Exchange Commission on May 14, 2025, and "Q2" refer to the three-month periods ending June 30.

A pivotal element of Blüm's turnaround strategy has been the sustained reduction and control of selling, general, and administrative ("SG&A") expenses. Through the first half of 2025, SG&A was held essentially flat at $2.49 million in Q1 2025 and $2.50 million in Q2 2025, even as revenue grew 55% sequentially. This demonstrates the Company's operating leverage: every incremental dollar of revenue is supported without a rise in overhead.

Compared to Q2 2024, SG&A expenses declined 60%, falling from $6.17 million to $2.50 million. On a half-year basis, SG&A expenses dropped from $10.55 million in 1H 2024 to $4.99 million in 1H 2025, a reduction of 53%. These improvements reflect disciplined cost management, streamlined operations, reduced professional and litigation fees, and ongoing restructuring initiatives.
The table below summarizes the SG&A trend relative to revenue:

Period	Revenue	SG&A	SG&A % of Revenue	Commentary
Q1 2025	$2.24M	$2.49M	111%	Expenses flat, revenue base smaller, driving higher percentage of revenue.
Q2 2025	$3.48M	$2.50M	72%	Revenue up 55% vs. Q1 2025, Q2 2025 expenses flat and down 39 points as a percentage of revenue vs. Q1 2025, and down 91 points as a percentage of revenue vs. Q2 2024.
Q2 2024	$3.80M	$6.17M	162%	Pre-restructuring, inflated SG&A overhead.
1H 2025	$5.72M	$4.99M	87%	Revenue up 3%, expenses down 53% vs. prior year.
1H 2024	$5.57M	$10.55M	189%	Legacy structure, heavy litigation and overhead.

Commentary

- **Sequential (Q1 2025 vs. Q2 2025):** Expenses held flat while revenue increased sharply, reducing SG&A as a percentage of revenue from 111% to 72%.
- **Year-over-Year (Q2 2025 vs. Q2 2024):** Expenses fell 60%, reflecting the benefits of restructuring and cost discipline.
- **Half-Year (1H 2025 vs. 1H 2024):** SG&A decreased by $5.56M while revenue increased by $0.15M, cutting SG&A as a percentage of revenue by 102 points.

Current and Long-term Liabilities Analysis as of June 30, 2025

Blüm's liabilities increased significantly in the first half of 2025, driven primarily by the consolidation of tax obligations and notes payable associated with newly acquired retail operations. While these additions raised reported liabilities, management views them as largely tied to IRC Section 280E tax positions that may ultimately be reduced or settled at a discount if federal reform occurs.

The table below outlines the Company's balance sheet as of June 30, 2025, compared to December 31, 2024:

Metric	June 30, 2025	Dec 31, 2024	$ Change	% Change
Current Assets	$1.71M	$2.87M	($1.16M)	-40%
Long-Term Assets	$37.68M	$21.95M	+$15.73M	+72%
Total Assets	$39.39M	$24.82M	+$14.57M	+59%
Current Liabilities	$22.53M	$9.66M	+$12.87M	+133%
Long-term Liabilities	$23.42M	$19.91M	+$3.52M	+18%
Total Liabilities	$45.95M	$29.56M	+$16.39M	+55%
Stockholders' Deficit & Mezzanine Equity	($6.56M)	($4.74M)	($1.82M)	38%
Total Liabilities & Equity	$39.39M	$24.82M	+$14.57M	59%

Detail of Major Categories of Liabilities – 1H 2025

For the six months ended June 30, 2025, Blüm's liabilities increased by $16.39 million compared to December 31, 2024. The increase was driven primarily by consolidated tax obligations and additional notes payable tied to acquisitions.

The following table summarizes the major liability categories:

Category	Jun 30, 2025	Dec 31, 2024	$ Change	% Change
Accounts Payable & Accrued Expenses	$11.58M	$7.39M	+$4.19M	+57%
Income Taxes Payable	$9.82M	$1.62M	+$8.20M	>100%
Operating Lease Liabilities	$1.77M	$1.82M	($0.05M)	-3%
Debt (Notes Payable, Net)	$4.80M	$2.97M	+$1.83M	+62%
Derivative Liabilities	$3.62M	$4.10M	($0.49M)	-12%
Accrued Income Taxes & Deferred Tax Liabilities	$14.37M	$11.67M	+$2.70M	+23%
Total Liabilities	$45.95M	$29.56M	+$16.39M	+55%

Commentary

- **Income Taxes Payable:** Jumped by $8.20 million due to 280E-related accruals assumed in acquisitions. Management expects a large portion could be resolved at a discount upon federal rescheduling.
- **Accounts Payable:** Rose $4.19 million, largely from vendor consolidation and integration costs associated with new retail locations.
- **Debt:** Notes payable increased modestly (+$1.83 million), reflecting short-term financing of acquisitions.
- **Lease Liabilities & Derivatives:** Both declined modestly, as restructuring and settlements reduced these categories.

- **Total Liabilities:** Up 55% overall, concentrated in tax and working capital obligations, offset in part by reductions in derivative and lease liabilities.

Debt and Lease Liabilities – 1H 2025

Debt (Notes Payable)

As of June 30, 2025, Blüm reported $4.80 million in notes payable (net of discounts), compared to $2.97 million on December 31, 2024. This $1.83 million increase reflects new financing issued to accredited investors and insiders to support acquisitions and working capital, partially offset by scheduled repayments and debt discounts.

Period	Notes Payable (Net)	Change	% Change
December 31, 2024	$2.97M	—	—
June 30, 2025	$4.80M	+$1.83M	+62%

While absolute debt balances increased modestly, they remain materially below historic levels ($52.80 million at year-end 2021). Management continues to emphasize structures that limit upfront cash, provide conversion features, and align returns with performance milestones.

Operating Lease Right-of-Use Assets and Liabilities – 1H 2025

Period	Right-of-Use Assets	Lease Liabilities	$ Change (Liabilities)
December 31, 2024	$1.61M	$1.82M	—
June 30, 2025	$1.53M	$1.77M	($0.05M)

Operating Lease Right-of-Use Assets: When Blüm leases retail space or equipment (instead of buying it), we record a "right-of-use asset" to reflect the value of our contractual right to use the property. This asset sits on our balance sheet similar to ownership but represents leased capacity. The slight decline from December 2024 to June 2025 reflects normal amortization (no new expirations in Q2 2025).

Operating Lease Liabilities: The obligation to make rent payments on our leased facilities appears as "operating lease liabilities." These are measured at the present value of all future lease payments.

Impact on the Balance Sheet: The difference between right-of-use assets ($1.53 million) and lease liabilities ($1.77 million) represents the discount applied to future payments, which reduces the carrying value of the liability. For investors, the key takeaway is that lease liabilities are stable and declining slightly, demonstrating discipline in managing our physical footprint while expanding through acquisitions.

Income Taxes Payable Explained – 1H 2025

Income tax liabilities remain the single largest driver of balance sheet volatility, primarily due to the impact of IRC Section 280E. This provision prohibits cannabis businesses from deducting ordinary business expenses, increasing reported liabilities compared to the current administration's statements on reform.

- As of June 30, 2025, income taxes payable increased to $9.82 million, compared to $1.62 million at December 31, 2024.
- The $8.20 million increase reflects consolidation of liabilities from newly acquired dispensaries.
- These obligations are presented on the balance sheet at their full statutory value but may be reduced or eliminated if federal rescheduling occurs.

Management view: Based on expert guidance, the Company believes these liabilities may ultimately be reduced by a substantial amount if federal rescheduling or legalization occurs. Thus, while reported liabilities appear large, they also represent potential upside if reforms allow for settlement or forgiveness.

Why This Matters for Investors

- Lease liabilities remain stable-to-declining, confirming that operating costs are under control.
- Tax liabilities have grown due to acquisitions, but management believes that a significant amount of the liabilities can be reduced if federal legalization or rescheduling occurs.
- This creates a potential hidden asset: if 280E reform occurs, balance sheet equity and cash flows could materially improve.

Conclusion

1. **Operating Leverage -** Operating expenses stayed flat quarter-over-quarter at $2.50M while revenue grew 55%. This reduced expenses as a share of revenue from 111% in Q1 to 72% in Q2. In plain English: every new dollar of revenue is now more profitable.

2. **Flexible Growth Model -** We expand in a way that matches our resources, sometimes through direct ownership, other times through management agreements or variable interest entity (VIE) structures. This approach means we can add locations without tying up large amounts of cash.

3. **Capital Discipline -** We've raised $3.13M in this financing round, structured to align investor returns with milestones. The focus remains on flexibility: minimal upfront cash, limited dilution, and preserving optionality.

4. **Tax Strategy & 280E Upside -** IRC Section 280E prevents cannabis companies from deducting normal business expenses, inflating reported tax liabilities. We account for this conservatively in acquisitions. If federal rescheduling occurs, the Company believes a significant portion of these liabilities could be reduced or eliminated, creating a "hidden upside" where discounted assets acquired today could gain substantial value.

Here are key messages:

- "Revenue up, costs flat." That's operating leverage in action.
- "The turnaround is complete." We've moved from defense to offense.
- "Disciplined growth, not reckless growth." We add stores without draining cash.
- "Unique tax upside." Potential 280E reform could turn a balance sheet drag into a shareholder windfall.
- "Aligned with investors." We raise capital on terms that protect shareholders and tie returns to performance.

Looking Ahead

The second half of 2025 will be about stabilization and integration:

- Stabilize new Santa Clara County and Northern California stores and drive them to profitability.
- Increase margins by consolidating purchasing power and boosting proprietary brand mix.
- Pursue selective, accretive acquisitions in core California markets leveraging our investor base.
- Prepare to capitalize on any movement in federal cannabis tax reform.

Blüm's story is not just about survival anymore. It's about measured, profitable growth, and creating long-term value for shareholders.

We've proven we can do more with less. We've built the base. Now, we are building the future.

Sabas Carrillo
Chief Executive Officer